Exhibit 99.1

Press Release #201218	FOR IMMEDIATE RELEASE	June 7, 2012

Enertopia Announces $1,000,000 Shareholder Giveaway

Vancouver, BC—Enertopia Corporation (TOP) (the "Company" or "Enertopia") is announcing a potential $1,000,000 cash payments prize to one of its fortunate shareholders.

As a method of rewarding loyal shareholders for their support, and recognizing the challenges in the current investment climate, Enertopia is launching the $1,000,000 Giveaway: a brand new concept in building a long-term relationship with its shareholders and market awareness of its resource projects.

“A strong and supportive shareholder base is a necessity if a public company is going to be successful in today’s difficult market environment,” said Robert McAllister, President of Enertopia. “Our shareholders are integral to the success of the Company we are all supporting, and Enertopia believes we should do everything possible to share our potential for success with those shareholders.”

The potential $1,000,000 prize will be awarded via a series of cash production payments linked to Enertopia’s Copper Hills exploration property subject to the official rules and regulations. In order to enter the $1,000,000 Giveaway, a person must be an eligible Enertopia shareholder for a minimum of 30 consecutive days between May 31, 2012, and January 31, 2013.

Full details, rules and regulations for the $1,000,000 Free Draw are available at www.enertopia.com/s/contest and all eligible Enertopia shareholders are encouraged to enter. The cash payment will be paid via potential production payments from the Company’s optioned Copper Hills exploration property which is not currently in production. There are risks associated with the potential for this prize to be paid and all entrants should review the contest rules for complete details. The free draw is prohibited in certain jurisdictions.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States under the symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and operation costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. All persons should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that any mineral property or exploration thereof, will have any measurable impact upon the Company, nor that any other projects will ever be acquired subject to further evaluation, or, if any project is acquired, that it will have any material effect upon the Company. There is no assurance that the Company will award the $1,000,000 prize due to the uncertainty of whether the Copper Hills property will ever support a commercial mining operation.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release